UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2015, Macquarie Infrastructure Company LLC (the “Company”) entered into the First Incremental Amendment to Credit Agreement (the “Incremental Amendment”) among the Company, Macquarie Infrastructure Company Inc. (the “Guarantor”), JPMorgan Chase Bank, N.A. (the “Agent”), as administrative agent, and the incremental lenders party thereto, to the Credit Agreement, dated as of July 7, 2014 among the Company, the Guarantor, the Agent and the lenders party thereto (as amended or supplemented, the “Credit Agreement”). The Incremental Amendment increased the aggregate revolving commitments under the Credit Agreement by $110 million, such that the aggregate revolving commitments under the Credit Agreement after giving effect to the Incremental Amendment are $360 million.

In the ordinary course of business, certain lenders under the Credit Agreement and the Incremental Amendment and their related entities have provided, and may in the future provide, investment banking and commercial banking or other financial services to the Company for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macquarie Infrastructure Company LLC

Date: May 6, 2015	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer